Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES

THIRD QUARTER 2016 OPERATING RESULTS AND UPDATED 2016 GUIDANCE

BRENTWOOD, Tenn. (November 9, 2016) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its operating and financial results for the three and nine months ended September 30, 2016.

Net operating revenues for the three months ended September 30, 2016 totaled $543.9 million, compared to $543.1 million for the same period in 2015, a 0.1% increase.  Income from operations for the three months ended September 30, 2016 was $17.5 million, compared to $19.8 million for the same period in 2015.  Net cash used in operating activities for the three months ended September 30, 2016 was $(0.4) million, compared to $(17.3) million for the same period in 2015.

Adjusted EBITDA for the three months ended September 30, 2016 was $46.7 million, compared to $60.3 million for the same period in 2015.  The operating results for the three months ended September 30, 2016 reflect a 3.2% decrease in total admissions and a 3.0% decrease in total adjusted admissions compared with the same period in 2015.  Net loss attributable to Quorum Health Corporation for the three months ended September 30, 2016 was $(7.0) million, or $(0.24) per share, compared to $(5.7) million, or $(0.20) per share, for the same period in 2015.

Commenting on these results, Thomas D. Miller, president and chief executive officer of Quorum Health Corporation, said, “Our results for this quarter demonstrate that we are committed to improving our operating and financial performance. Additionally, we are focused on restructuring our portfolio and positioning Quorum Health for long-term success. We have agreements for the sale of two facilities and expect to close on these transactions by year end. The Adjusted EBITDA of these two facilities represents approximately 50% of the negative Adjusted EBITDA of the entire group of assets we intend to divest. We will use the proceeds from these two sales to reduce our debt. We remain dedicated to reducing our leverage, improving profitability and increasing shareholder value.” Evidencing improved results, Mr. Miller pointed out that net operating revenues for the three months ended September 30, 2016 increased 2.7%, from $529.7 million for the three months ended June 30, 2016. Net cash used in operating activities for the three months ended September 30, 2016 was $(0.4) million, compared to net cash provided by operating activities of $36.8 million for the three months ended June 30, 2016. Adjusted EBITDA for the three months ended September 30, 2016 increased 59.9%, from $29.2 million for the three months ended June 30, 2016.

Net operating revenues for the nine months ended September 30, 2016 totaled $1,623.2 million, compared to $1,629.1 million for the same period in 2015, a 0.4% decrease.  Loss from operations for the nine months ended September 30, 2016 was $(220.7) million, compared with income from operations of $81.6 million for the same period in 2015. The results for the nine months ended September 30, 2016 include $250.4 million of non-cash charges related to the impairment of long-lived assets and goodwill recorded in the second quarter, $5.4 million of transaction costs related to the spin-off and $6.2 million of legal and settlement costs.  The results for the nine months ended September 30, 2015 include $9.1 million of transaction costs related to the spin-off. Net cash provided by operating activities for the nine months ended September 30, 2016 was $60.8 million, compared to $5.4 million for the same period in 2015.

Adjusted EBITDA for the nine months ended September 30, 2016 was $132.2 million, compared to $185.9 million for the same period in 2015.  The operating results for the nine months ended September 30, 2016 reflect a 2.9% decrease in total admissions and a 1.6% decrease in total adjusted admissions compared with the same period in 2015.  Net loss attributable to Quorum Health Corporation for the nine months ended September 30, 2016 was $(257.0) million, or $(9.05) per share, compared to net income attributable to Quorum Health Corporation of $1.9 million, or $0.07 per share, for the same period in 2015.   The net loss attributed to the non-cash impairment charge for the nine months ended September 30, 2016 was $(216.1) million, or $(7.61) per share.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to exclude the impact of net income (loss) attributable to noncontrolling interests, expenses related to certain legal and settlement costs, impairment of long-lived assets and goodwill, and transaction costs related to the spin-off. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors and for a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities, the most directly comparable U.S. GAAP financial measure, see footnote (b) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Financial Outlook

Set forth below is selected information concerning the Company’s financial outlook for the year ending December 31, 2016.  These projections update selected guidance issued most recently on August 10, 2016 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2016 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2016 to range from $2.170 billion to $2.180 billion and expects Adjusted EBITDA for the year ending December 31, 2016 to range from $175 million to $185 million. The guidance does not give effect to future acquisitions or divestitures, including the anticipated divestitures of two hospitals expected to close by December 31, 2016. The Company anticipates that going forward reported Adjusted EBITDA will include an adjustment for any divested hospital operations. Adjusted EBITDA includes an estimate of approximately $10 million for non-cash stock-based compensation expense, a portion of which was allocated from CHS prior to the spin-off on April 29, 2016, and includes the impact of estimated incremental expenses associated with being an independent, public company following the completion of the spin-off.

A reconciliation of the Company’s projected 2016 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure is omitted from this release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, net; provision for (benefit from) income taxes; other non-cash expenses (income), net; other changes in operating assets and liabilities and other adjustments that would be necessary to prepare a forward-looking statement of cash flows prepared in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide general hospital healthcare and other outpatient services in its markets across the United States. As of September 30, 2016, the Company owned or leased 38 hospitals, licensed for 3,578 beds in 16 states. The Company also provides outpatient services at urgent care centers, diagnostic and imaging centers, physician clinics and surgery centers. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

Furthermore, through Quorum Health Resources, LLC, the Company provides management advisory and consulting services to non-affiliated acute care hospitals located throughout the United States.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.”  More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, November 10, 2016, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review operating and financial results for the three and nine months ended September 30, 2016.  Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In Thousands, Except Per Share Amounts and Shares)

	Three Months Ended September 30,
	2016		2015
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts	$612,551		$605,886
Provision for bad debts	68,612		62,743
Net operating revenues	543,939	100.0%	543,143	100.0%
Operating costs and expenses:
Salaries and benefits	266,812	49.1%	252,168	46.4%
Supplies	64,013	11.8%	63,277	11.7%
Other operating expenses	154,878	28.3%	161,186	29.6%
Depreciation and amortization	28,234	5.2%	31,488	5.8%
Rent	12,823	2.4%	12,338	2.3%
Electronic health records incentives earned	(1,336)	-0.2%	(6,121)	-1.1%
Legal and settlement costs	488	0.1%	—	0.0%
Impairment of long-lived assets and goodwill	—	0.0%	—	0.0%
Transaction costs related to the spin-off	532	0.1%	9,054	1.7%
Total operating costs and expenses	526,444	96.8%	523,390	96.4%
Income from operations	17,495	3.2%	19,753	3.6%
Interest expense, net	28,028	5.1%	24,549	4.5%
Loss before income taxes	(10,533)	-1.9%	(4,796)	-0.9%
Benefit from income taxes	(4,081)	-0.7%	(721)	-0.1%
Net loss	(6,452)	-1.2%	(4,075)	-0.8%
Less: Net income attributable to noncontrolling interests	507	0.1%	1,638	0.3%
Net loss attributable to Quorum Health Corporation	$(6,959)	-1.3%	$(5,713)	-1.1%

Loss per share attributable to Quorum Health Corporation stockholders:
Basic and diluted	$(0.24)		$(0.20)
Weighted-average shares outstanding:
Basic and diluted	28,413,532		28,412,054

For footnotes, see pages 8-9.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In Thousands, Except Per Share Amounts and Shares)

	Nine Months Ended September 30,
	2016		2015
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts	$1,825,198		$1,820,994
Provision for bad debts	201,971		191,882
Net operating revenues	1,623,227	100.0%	1,629,112	100.0%
Operating costs and expenses:
Salaries and benefits	788,560	48.6%	766,046	47.0%
Supplies	191,810	11.8%	189,492	11.6%
Other operating expenses	482,526	29.8%	472,237	28.9%
Depreciation and amortization	90,854	5.6%	95,327	5.9%
Rent	37,917	2.3%	36,840	2.3%
Electronic health records incentives earned	(9,791)	-0.6%	(21,452)	-1.3%
Legal and settlement costs	6,176	0.4%	—	0.0%
Impairment of long-lived assets and goodwill	250,400	15.4%	—	0.0%
Transaction costs related to the spin-off	5,444	0.3%	9,054	0.6%
Total operating costs and expenses	1,843,896	113.6%	1,547,544	95.0%
Income (loss) from operations	(220,669)	-13.6%	81,568	5.0%
Interest expense, net	84,756	5.2%	74,179	4.5%
Income (loss) before income taxes	(305,425)	-18.8%	7,389	0.5%
Provision for (benefit from) income taxes	(50,320)	-3.1%	3,435	0.3%
Net income (loss)	(255,105)	-15.7%	3,954	0.2%
Less: Net income attributable to noncontrolling interests	1,917	0.1%	2,038	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(257,022)	-15.8%	$1,916	0.1%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted	$(9.05)		$0.07
Weighted-average shares outstanding:
Basic and diluted	28,412,552		28,412,054

For footnotes, see pages 8-9.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

QUORUM HEALTH CORPORATION

CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended September 30,
	2016	2015	Variance	% Variance

Number of licensed beds at end of period (c)	3,578	3,592	(14)	-0.4%
Admissions (d)	23,503	24,281	(778)	-3.2%
Adjusted admissions (e)	59,333	61,150	(1,817)	-3.0%
Patient days during period (f)	92,832	96,448	(3,616)	-3.7%
Average length of stay (days) (g)	4.0	4.0
Medicare case mix index (h)	1.37	1.35	0.02	1.5%

	Nine Months Ended September 30,
	2016	2015	Variance	% Variance

Number of licensed beds at end of period (c)	3,578	3,592	(14)	-0.4%
Admissions (d)	72,113	74,271	(2,158)	-2.9%
Adjusted admissions (e)	178,062	180,888	(2,826)	-1.6%
Patient days during period (f)	288,432	297,805	(9,373)	-3.1%
Average length of stay (days) (g)	4.0	4.0
Medicare case mix index (h)	1.37	1.34	0.03	2.2%

For footnotes, see pages 8-9.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(Unaudited)

(In Thousands, Except Par Value per Share and Shares)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$25,078	$1,106
Patient accounts receivable, net of allowance for doubtful accounts of $342,263 and $346,507 at September 30, 2016 and December 31, 2015, respectively	407,687	390,890
Inventories	58,045	60,542
Prepaid expenses	25,261	16,030
Due from third-party payors	127,073	110,806
Current assets of hospitals held for sale	4,090	—
Other current assets	65,647	59,011
Total current assets	712,881	638,385
Property and equipment, at cost	1,571,275	1,603,653
Less: Accumulated depreciation and amortization	(750,932)	(723,404)
Total property and equipment, net	820,343	880,249
Goodwill	336,812	541,704
Intangible assets, net	106,306	129,250
Long-term assets of hospitals held for sale	22,230	—
Other long-term assets	100,628	105,268
Total assets	$2,099,200	$2,294,856
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$10,493	$7,915
Accounts payable	147,126	138,483
Accrued liabilities:
Accrued salaries and benefits	100,806	82,620
Accrued interest	31,046	—
Due to third-party payors	45,102	30,103
Current liabilities of hospitals held for sale	558	—
Other current liabilities	54,694	45,255
Total current liabilities	389,825	304,376
Long-term debt	1,241,301	15,500
Due to Parent, net	—	1,800,908
Deferred income tax liabilities, net	51,216	41,030
Other long-term liabilities	118,671	108,141
Total liabilities	1,801,013	2,269,955
Redeemable noncontrolling interests	7,754	8,958
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued at September 30, 2016	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 29,486,215 shares issued and outstanding at September 30, 2016	3	—
Additional paid-in capital	523,168	—
Accumulated other comprehensive loss	(3,710)	—
Accumulated deficit	(241,910)	—
Total Quorum Health Corporation stockholders' equity	277,551	—
Parent's equity	—	3,184
Nonredeemable noncontrolling interests	12,882	12,759
Total equity	290,433	15,943
Total liabilities and equity	$2,099,200	$2,294,856

For footnotes, see pages 8-9.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income (loss)	$(6,452)	$(4,075)	$(255,105)	$3,954
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	28,234	31,488	90,854	95,327
Non-cash interest expense	1,257	—	1,986	—
Benefit from deferred income taxes	(4,081)	—	(51,532)	—
Stock-based compensation expense	2,781	—	4,678	—
Impairment of long-lived assets and goodwill	—	—	250,400	—
Other non-cash expense (income), net	54	705	(533)	(803)
Changes in reserves for self-insurance claims, net of payments	11,208	—	28,099	—
Changes in reserves for legal and settlement costs, net of payments	—	—	4,642	—
Changes in operating assets and liabilities, net of acquisitions:
Patient accounts receivable, net	(9,586)	(23,639)	(16,797)	(6,809)
Due from and due to third-party payors, net	(7,528)	(14,365)	(2,173)	(18,295)
Inventories, prepaid expenses and other current assets	(14,689)	12,794	(12,412)	20,379
Accounts payable and accrued liabilities	(2,505)	(20,540)	26,624	(88,764)
Long-term assets and liabilities, net	880	371	(7,965)	446
Net cash provided by (used in) operating activities	(427)	(17,261)	60,766	5,435

Cash flows from investing activities:
Capital expenditures for property and equipment	(23,241)	(13,351)	(56,448)	(33,761)
Capital expenditures for software	(1,454)	(2,802)	(5,258)	(5,463)
Acquisitions, net of cash acquired	(26)	(4,854)	(26)	(6,866)
Proceeds from sale of property and equipment	217	—	1,075	3,014
Other investing activities	(563)	(70)	(19)	(3,359)
Net cash used in investing activities	(25,067)	(21,077)	(60,676)	(46,435)

Cash flows from financing activities:
Borrowings of long-term debt	36	150	1,255,556	285
Repayments of long-term debt	(3,165)	(259)	(7,442)	(995)
Increase in Due to Parent, net	—	37,488	25,183	46,749
Increase (decrease) in receivables facility, net	—	951	—	(4,236)
Payments of debt issuance costs	(1,136)	—	(29,139)	—
Cash paid to Parent in Spin-off Transaction	—	—	(1,217,336)	—
Cancellation of restricted stock awards for payroll tax withholdings on vesting shares	(39)	—	(12)	—
Cash distributions to noncontrolling investors	(181)	(100)	(2,828)	(1,522)
Purchases of shares from noncontrolling investors	(88)	(214)	(100)	(936)
Net cash provided by (used in) financing activities	(4,573)	38,016	23,882	39,345

Net change in cash and cash equivalents	(30,067)	(322)	23,972	(1,655)
Cash and cash equivalents at beginning of period	55,145	1,226	1,106	2,559
Cash and cash equivalents at end of period	$25,078	$904	$25,078	$904

Supplemental cash flow information:
Interest payments, net	$15,432	$24,549	$51,779	$74,179
Income tax payments, net of refunds (after Spin-off Transaction)	—	—	—	—

For footnotes, see pages 8-9.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

FOOTNOTES TO FINANCIAL HIGHLIGHTS, FINANCIAL STATEMENTS

AND SELECTED OPERATING DATA

(a)

For comparative purposes, the Company used 28,412,054 shares as the weighted-average shares to calculate basic and diluted EPS for periods prior to the spin-off transaction. This number of shares represents the number of shares issued on the spin-off transaction date.  Due to the net loss attributable to Quorum Health Corporation in the three and nine months ended September 30, 2016, no incremental shares are included in diluted earnings per share for these periods, because the effect of the shares would be anti-dilutive.

(b)

EBITDA is a non-GAAP financial measure that consists of net income attributable to Quorum Health Corporation before interest, income taxes, depreciation and amortization.  Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to exclude the impact of net income attributable to noncontrolling interests, expenses related to certain legal and settlement costs, impairment of long-lived assets and goodwill, and transaction costs related to the spin-off. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this press release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP.  The items excluded from Adjusted EBITDA are significant components in understanding and evaluating the Company’s financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined above, to net cash provided by (used in) operating activities, the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended
	2016	2015	2016	2015	June 30, 2016 (l)

Net income (loss)	$(6,452)	$(4,075)	$(255,105)	$3,954	$(243,966)
Interest expense, net	28,028	24,549	84,756	74,179	29,276
Provision for (benefit from) income taxes	(4,081)	(721)	(50,320)	3,435	(44,565)
Depreciation and amortization	28,234	31,488	90,854	95,327	31,463
EBITDA	45,729	51,241	(129,815)	176,895	(227,792)
Legal and settlement costs	488	—	6,176	—	5,447
Impairment of long-lived assets and goodwill	—	—	250,400	—	250,400
Transaction costs related to the spin-off	532	9,054	5,444	9,054	1,177
Adjusted EBITDA	$46,749	$60,295	$132,205	$185,949	$29,232

Adjusted EBITDA:	$46,749	$60,295	$132,205	$185,949	$29,232
Stock-based compensation expense (i)	2,781	—	4,678	—	1,897
Changes in reserves for self-insurance claims, net of payments (j)	11,208	—	28,099	—	8,901
Legal and settlement costs	(488)	—	(6,176)	—	(5,447)
Changes in reserves for legal and settlement costs, net of payments (k)	—	—	4,642	—	4,642
Non-cash interest expense	1,257	—	1,986	—	729
Other non-cash expense (income), net	54	705	(533)	(803)	(33)
Interest settled in Due to Parent, net	—	(24,549)	(36,716)	(74,179)	(9,993)
Interest expense related to post spin-off activity	(28,028)	—	(48,040)	—	(19,283)
Income taxes settled in Due to Parent, net	—	721	(1,212)	(3,435)	(2,886)
Transaction costs related to the spin-off	(532)	(9,054)	(5,444)	(9,054)	(1,177)
Changes in operating assets and liabilities, net of acquisitions	(33,428)	(45,379)	(12,723)	(93,043)	30,214
Net cash provided by (used in) operating activities	$(427)	$(17,261)	$60,766	$5,435	$36,796

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QHC Announces Third Quarter 2016 Results

November 9, 2016

(c)	Licensed beds are the number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(d)	Admissions represent the number of patients admitted for inpatient services.
(e)	Adjusted Admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(f)	A patient day represents the total count of admitted inpatients as of midnight.
(g)	Average length of stay in days is calculated by dividing the number of patient days, as defined above, by the number of admissions in the period.
(h)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(i)

Following the spin-off transaction, the Company began recording stock-based compensation expense related to the vesting of QHC restricted stock awards issued to QHC employees on the spin-off transaction date, CHS restricted stock awards held by QHC employees on the spin-off transaction date and QHC restricted stock awards granted by the Company on May 3, 2016.  Prior to the spin-off transaction, an estimated portion of CHS’ stock-based compensation expense was allocated to QHC through the corporate management fee from CHS and was not included as a non-cash add-back to net cash provided by operating activities.  The estimated portions of stock-based compensation expense included in corporate management fees charged by CHS were $1.8 million for the three months ended September 30, 2015 and $2.3 million and $5.6 million for the nine months ended September 30, 2016 and 2015, respectively.

(j)

Changes in reserves for self-insurance claims, net of payments, relates to the self-insurance reserves for professional and general liability, workers’ compensation and employee health insurance plans.  It does not include the portion of the Company’s insurance reserves that were indemnified by CHS in connection with the spin-off transaction.   The payment activity related to these insurance reserves is presented in the consolidated and combined statements of cash flows as a component of the changes in operating assets and liabilities.

(k)

Changes in reserves for legal and settlement costs, net of payments, relates to newly accrued reserves or changes in estimates of existing reserves for legal and settlement costs. It is presented net of changes in estimates of corresponding insurance receivables, if any.  It does not include the portion of legal and settlement costs related to legal fees or expenses that are ultimately paid through accounts payable.  The payment activity related to all legal and settlement costs is presented in the consolidated and combined statements of cash flows as a component of the changes in operating assets and liabilities.

(l)

The reconciliation of Adjusted EBITDA to net cash provided by operating activities for the three months ended June 30, 2016 incorporates certain reclassification adjustments the Company made to its statements of cash flows beginning in the third quarter of 2016.

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QHC Announces Third Quarter 2016 Results

November 9, 2016

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•	implementation, effect of and changes to adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;
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the extent to which states support increases, decreases or other changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;
•	risks associated with the Company’s substantial indebtedness, leverage and debt service obligations;
•	demographic changes;
•	changes in, or the failure to comply with, governmental regulations;
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potential adverse impact of known and unknown government investigations, internal investigations, investor demands for investigation, audits, and federal and state false claims act litigation and other legal proceedings, including the recent shareholder litigation against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

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the  ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;
•	any potential impairments in the carrying value of goodwill, other intangible assets, other long-lived assets, or changes in the useful lives of other intangible assets;
•	changes in inpatient or outpatient Medicare and Medicaid payment levels;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
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increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of healthcare insurers, providers and others to contain healthcare costs, including the trend toward value-based purchasing;
•	the ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

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QHC Announces Third Quarter 2016 Results

November 9, 2016

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increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•	competition;
•	the ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	trends toward treatment of patients in less acute or specialty healthcare settings, including surgery centers or specialty hospitals;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles (“U.S. GAAP”);
•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;
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the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;
•	the impact of seasonal or severe weather conditions;
•	the ability to obtain adequate levels of professional and general liability insurance;
•	timeliness of reimbursement payments received under governmental programs;
•	effects related to outbreaks of infectious diseases;
•	the impact of external, criminal cyber-attacks or security breaches;
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the anticipated and unanticipated ongoing effects that the completion of the spin-off transaction on April 29, 2016 had on the Company’s business and the ability to achieve the anticipated benefits of the spin-off;

•	the ability to manage effectively the Company’s arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at the Company’s existing facilities and any future facilities the Company may acquire;
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the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•	an increase in costs associated with the increase in the number of employed physicians;
•	the impact of the results of the recent United States presidential and other state and federal elections; and
•	the risk factors included in the Company’s other public filings with the SEC, including the most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing.  The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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